Exhibit 99.1

	TeleNav, Inc.

	Unaudited Reconciliation of Non-GAAP Adjustments

	(in thousands, except for percentage)

	Fiscal Year Ended
	6/30/2010	6/30/2009	6/30/2008

GAAP net income	$41,410	$29,618	$4,607
Stock-based compensation:
Cost of revenue	18	4	2
Research and development	2,604	237	202
Sales and marketing	516	155	194
General and administrative	1,789	111	57

Total stock-based compensation	4,927	507	455
Tax effect of adding back stock compensation	(1,132)	(38)	(3)

Non-GAAP net income *	$45,205	$30,087	$5,059

Revenue	$171,162	$110,880	$48,065
Non-GAAP net income margin	26%	27%	11%

*	Non-GAAP net income represents net income exclusive of stock-based compensation expense net of the related tax effect

	TeleNav, Inc.

	Unaudited Reconciliation of Non-GAAP Adjustments

	(in thousands, except for percentage)

	Three Months Ended	Fiscal Year Ended
	6/30/2010	6/30/2010	6/30/2009	6/30/2008

EBIT *	$17,769	$68,410	$42,292	$4,781
Stock-based compensation:
Cost of revenue	4	18	4	2
Research and development	1,863	2,604	237	202
Sales and marketing	170	516	155	194
General and administrative	1,443	1,789	111	57

Total stock-based compensation	3,480	4,927	507	455
Non-GAAP EBIT **	21,249	73,337	42,799	5,236
Depreciation and amortization	1,736	5,197	2,390	1,495

Non-GAAP EBITDA ***	$22,985	$78,534	$45,189	$6,731

Revenue	$49,510	$171,162	$110,880	$48,065
Non-GAAP EBITDA margin	46%	46%	41%	14%

*	Represents income from operations
**	Non-GAAP EBIT represents income from operations exclusive of stock-based compensation expense
***	Non-GAAP EBITDA represents income from operations exclusive of stock-based compensation expense and depreciation and amortization expense

	TeleNav, Inc.

	Revenue by Market

	(in thousands, except for percentage)

	Fiscal Year Ended
	6/30/2010
	Revenue	Percentage

M-Navigation/LBS US Market	$156,209	91%
Other M-Internet Opportunities	10,014	6
M-Navigation/LBS Global Market	4,939	3

	$171,162	100%